Exhibit 99.1

MedAssets Reports Fourth Quarter and Full Year 2007 Results

ATLANTA--(BUSINESS WIRE)--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its fourth quarter and year ended December 31, 2007.

“We are very pleased with our 2007 performance, as we continued to experience tremendous demand for our products and services. We also increased the depth and breadth of our revenue cycle management capabilities through two acquisitions and the introduction of several new ASP-based service offerings including CDM Master and CrossWalk 3.0,” said John A. Bardis, chairman, president and chief executive officer of MedAssets, Inc. “We remain focused on becoming the trusted advisor and partner for our customers to help increase their operating margin and cash flow. With the successful completion of our IPO in December 2007, we have taken the next step in our strategy to leverage our business strength and market position to continue to innovate and deliver positive long-term financial results for our customers and shareholders.”

Financial Highlights

  In accordance with Generally Accepted Accounting Principles (GAAP), total net revenue for full year 2007 increased 28.9% to $188.5 million, driven by organic growth and the addition of acquired businesses.
  On a pro forma basis, assuming the acquired XactiMed and MD-X businesses were part of MedAssets as of January 1, 2006, total net revenue was $209.5 million in 2007, an increase of 17.8% from $177.9 million in 2006.
  Total pro forma adjusted EBITDA increased 17.8% to $66.2 million from $56.2 million in 2006; margins remained constant at 31.6%.
  Pro forma diluted earnings per share (EPS) for 2007 was $0.12; pro forma adjusted EPS excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis for 2007 was $0.49.
  MedAssets completed its initial public offering (IPO) on December 18, 2007, received net proceeds totaling $216.6 million, and subsequently reduced bank indebtedness by $120.0 million, or approximately 37.6%, prior to year end.

Reconciliation of non-GAAP measures, including pro forma net revenue, pro forma adjusted EBITDA, pro forma diluted EPS and pro forma adjusted diluted EPS, to their most directly comparable GAAP measure is provided in the attached financial schedules.

“Strong operating results in 2007 and momentum in our business segments should deliver solid results in 2008 and in 2009,” commented Neil Hunn, MedAssets’ chief financial officer. “The integration of our Revenue Cycle Management acquisitions continues to proceed very well. Our revenue cycle sales force is fully integrated, and we expect to release three to five new or enhanced revenue cycle products during this year. In addition, recent enterprise customer wins are validating our strategy of being a trusted advisor to help improve the operating margins and cash flow for our hospital and health system clients.”

Net Revenue

On a GAAP basis, total net revenue for full-year 2007 was $188.5 million, a 28.9% increase from $146.2 million in 2006. Fourth quarter net revenue increased 45.7% to $53.9 million from $37.0 million in the fourth quarter of 2006.

On a pro forma basis, total net revenue increased 17.8% to $209.5 million, compared to total net revenue of $177.9 million in 2006. This growth was driven by a 26.1% revenue increase in the Revenue Cycle Management segment, and a 10.9% revenue increase in the Spend Management segment. Fourth quarter pro forma net revenue increased 20.0% to $53.9 million from $44.9 million in the fourth quarter of 2006.

Adjusted EBITDA

Total adjusted EBITDA in 2007 was $60.6 million, or 32.1% of revenue, versus adjusted EBITDA of $50.8 million, or 34.7% of revenue, in the prior year. On a pro forma basis, total adjusted EBITDA in 2007 was $66.2 million, or 31.6% of revenue, versus adjusted EBITDA of $56.2 million, or 31.6% of revenue, in 2006. For the fourth quarter of 2007, total pro forma adjusted EBITDA was $15.7 million, or 29.2% of revenue, versus pro forma adjusted EBITDA of $14.6 million, or 32.5% of revenue, in the same quarter of 2006.

Profitability

On a GAAP basis, the Company reported a 2007 net loss attributable to common shareholders of $9.8 million, or a loss of $0.75 per diluted share, compared to a net loss attributable to common shareholders of $5.9 million, or a loss of $0.67 per diluted share, in 2006. Excluding non-recurring and terminated dividends accrued for preferred shareholders, net income for 2007 was $6.3 million, or $0.21 per diluted share.

On a pro forma basis, full-year 2007 adjusted diluted EPS, excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis, was $0.49. Excluded from this calculation is $6.2 million in non-cash share-based compensation expense, which equates to $0.12 per diluted share on a tax adjusted basis.

Capital Resources and Cash Flow

At December 31, 2007, MedAssets had cash and cash equivalents of $137.0 million and total bank debt of $198.3 million on its balance sheet, and $109.0 million of additional capacity under its revolving credit facility. Net cash provided by operating activities for 2007 was $41.6 million, compared to $26.1 million in 2006. Capital expenditures for the year were $16.7 million versus $10.7 million in 2006.

2007 Business Segment Highlights

Revenue Cycle Management Segment

The Revenue Cycle Management segment reported full-year 2007 pro forma net revenue of $101.5 million, an increase of 26.1% when compared to pro forma net revenue of $80.5 million in 2006. Pro forma adjusted EBITDA in 2007 was $28.3 million, or 27.9% of revenue, versus $20.4 million, or 25.3% of revenue, in 2006.

Spend Management Segment

Net revenue in the Spend Management segment was $108.0 million, a 10.9% increase over the $97.4 million reported in 2006. Adjusted EBITDA was $50.6 million, or 46.9% of revenue, in full-year 2007, versus $46.7 million, or 48.0% of revenue, in 2006.

Corporate

On a pro forma basis, the impact of corporate operations on total adjusted EBITDA was $12.8 million in 2007, versus $10.9 million in 2006.

Guidance for 2008

For the full-year ending December 31, 2008, MedAssets expects total net revenue in the range of $230 million to $236 million. On a segment basis, the Company expects net revenue in its Revenue Cycle Management segment between $109 million and $113 million, and net revenue in its Spend Management segment between $120 million to $124 million.

At December 31, 2007, MedAssets’ contracted revenue for full-year 2008 totaled an estimated $198.3 million, consisting of $86.2 million from the Revenue Cycle Management segment and $112.1 million from the Spend Management segment. The Company’s contracted revenue is defined as the estimated contractually committed revenue to be generated under existing customer contracts for 2008. Most of the contracted revenue is derived from multi-year customer agreements.

Total adjusted EBITDA for 2008 is expected to be between $71 million and $75 million.

GAAP diluted EPS in 2008 is expected to be in the range of $0.28 to $0.36. Adjusted diluted EPS, excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis, is expected to be in the range of $0.48 to $0.56 for full year 2008. The Company expects to recognize between $8.5 million and $9.0 million in non-cash share-based compensation expense, which would convert to an earnings impact of between $0.10 and $0.11 per diluted share on a tax-adjusted basis.

Conference Call Information

The Company will host a conference call at 5:00 p.m. ET today to discuss its financial and business highlights and management's outlook for future performance. You can access a live audio webcast of the call from the “Events & Presentations” page at http://ir.medassets.com. To access the conference call, dial 866-811-1812 or 706-902-0609 (international), and provide the conference ID #32007816. For those unable to listen to the live broadcast, a webcast replay will be archived on MedAssets’ website for 30 days. A conference call replay will be available for one week by calling 800-642-1687 or 706-645-9291 (international), and entering conference ID #32007816.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing integrated spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 2,500 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2008 projections, costs and revenue growth, margin and other financial projections; full-year 2008 contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with its past acquisitions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 424B4 filed with the Securities and Exchange Commission on December 13, 2007, or on the Company’s Form 10-K that is expected to be filed prior to March 31, 2008. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS

In $000s, except per share data	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)

Revenue
Administrative fees, net	$23,826	$21,557	$94,792	$85,778
Other service fees	30,095	15,445	93,726	60,457

Total net revenue	53,921	37,002	188,518	146,235

Operating expenses:
Cost of revenue	10,138	4,558	27,983	15,601
Product development expenses	2,173	1,675	7,785	7,163
Selling and marketing expenses	9,073	7,481	35,748	32,205
General and administrative expenses	20,415	12,769	64,817	55,363
Depreciation	1,845	1,336	7,115	4,822
Amortization of intangibles	4,845	2,969	15,778	11,738
Impairment of property and equipment, intangibles and in process research and development	9	-	1,204	4,522

Total operating expenses	48,498	30,788	160,430	131,414

Operating income	5,423	6,214	28,088	14,821
Other income (expense):
Interest expense	(6,240)	(3,558)	(20,391)	(10,921)
Other income (expense)	1,014	(1,131)	3,115	(3,917)

Income (loss) before income taxes	197	1,525	10,812	(17)
Income tax (benefit)	323	(420)	4,516	(8,860)

Net income (loss)	(126)	1,945	6,296	8,843
Preferred stock dividends and accretion	(3,649)	(3,615)	(16,094)	(14,713)

Net loss attributable to common stockholders	$(3,775)	$(1,670)	$(9,798)	$(5,870)

Basic and diluted net loss per share:
Basic net loss per share attributable to common stockholders	$(0.20)	$(0.16)	$(0.75)	$(0.67)

Diluted net loss per share attributable to common stockholders	$(0.20)	$(0.16)	$(0.75)	$(0.67)

Weighted average shares — basic	18,761	10,160	12,984	8,752
Weighted average shares — diluted	18,761	10,160	12,984	8,752

Pro Forma earnings (loss) per share - basic (unaudited) [a]	$(0.00)		$0.22
Pro Forma earnings (loss) per share - diluted (unaudited) [a]	$(0.00)		$0.21
Pro Forma weighted average shares - basic (unaudited) [a]	32,501		28,624
Pro Forma weighted average shares - diluted (unaudited) [a]	32,501		30,581

(a) Our participating preferred stock converted to common stock on December 18, 2007 as the result of our initial public offering. With this conversion, we are no longer obligated to pay the associated accrued preferred dividends, and all rights to accrued and unpaid preferred dividends were terminated by the former preferred stock shareholders. Since the preferred stock has converted to common and the associated preferred dividends are no longer being accrued, we have presented basic and diluted EPS both inclusive and exclusive of these dividends. We believe the additional disclosure exclusive of the dividends provides more meaningful insight into our earnings per share related to the continuing operations of the Company.

CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA 2007

In $000s, except per share data	Actual Year Ended December 31, 2007	Pro Forma Adjustments [b]	Pro Forma Year Ended December 31, 2007

		(Unaudited)	(Unaudited)

Revenue
Administrative fees, net	$94,792	$-	$94,792
Other service fees	93,726	21,029	114,755

Total net revenue	188,518	21,029	209,547

Operating expenses:
Cost of revenue	27,983	7,038	35,021
Product development expenses	7,785	720	8,505
Selling and marketing expenses	35,748	1,779	37,527
General and administrative expenses	64,817	7,506	72,323
Depreciation	7,115	282	7,397
Amortization of intangibles	15,778	2,481	18,259
Impairment of property and equipment, intangibles and in process research and development	1,204	-	1,204
		-
Total operating expenses	160,430	19,806	180,236

Operating income	28,088	1,223	29,311
Other income (expense):
Interest expense	(20,391)	(5,948)	(26,339)
Other income (expense)	3,115	37	3,152

Income (loss) before income taxes	10,812	(4,688)	6,124
Income tax (benefit)	4,516	(1,958)	2,558

Net income (loss)	6,296	(2,730)	3,566
Preferred stock dividends and accretion	(16,094)	(998)	(17,092)

Net loss attributable to common stockholders	$(9,798)	$(3,728)	$(13,526)

Basic and diluted net loss per share:
Basic net loss per share attributable to common stockholders	$(0.75)		$(1.04)

Diluted net loss per share attributable to common stockholders	$(0.75)		$(1.04)

Weighted average shares — basic	12,984		12,984
Weighted average shares — diluted	12,984		12,984

Pro Forma earnings per share - basic (unaudited) [c]	$0.22		$0.12
Pro Forma earnings per share - diluted (unaudited) [c]	$0.21		$0.12
Pro Forma weighted average shares - basic (unaudited) [c]	28,624		28,624
Pro Forma weighted average shares - diluted (unaudited) [c]	30,581		30,581

(b) Includes all adjustments to include the results of the acquisitions of MD-X and XactiMed as if both companies were acquired on January 1, 2007. Such adjustments include the effect of financing such acquisitions and financing of our 2007 dividend payment, as though obtained on January 1, 2007. Refer to our registration statement filed on Form S-1 with the Securities and Exchange Commission (SEC) for further description of such adjustments.

(c) Our participating preferred stock converted to common stock on December 18, 2007 as the result of our initial public offering. With this conversion, we are no longer obligated to pay the associated accrued preferred dividends, and all rights to accrued and unpaid preferred dividends were terminated by the former preferred stock shareholders. Since the preferred stock has converted to common and the associated preferred dividends are no longer being accrued, we have presented basic and diluted EPS both inclusive and exclusive of these dividends. We believe the additional disclosure of EPS exclusive of the dividends provides more meaningful insight into our earnings per share related to the continuing operations of the Company.

CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA 2006

In $000s, except per share data	Actual Year Ended December 31, 2006		Pro Forma Year Ended December 31, 2006

		Pro Forma
		Adjustments [d]
		(Unaudited)	(Unaudited)

Revenue
Administrative fees, net	$85,778	$-	$85,778
Other service fees	60,457	31,708	92,165

Total net revenue	146,235	31,708	177,943

Operating expenses:
Cost of revenue	15,601	10,950	26,551
Product development expenses	7,163	1,842	9,005
Selling and marketing expenses	32,205	4,104	36,309
General and administrative expenses	55,363	12,930	68,293
Depreciation	4,822	225	5,047
Amortization of intangibles	11,738	5,690	17,428
Impairment of property and equipment, intangibles and in process research and development	4,522	1,195	5,717
		-
Total operating expenses	131,414	36,936	168,350

Operating income	14,821	(5,228)	9,593
Other income (expense):
Interest expense	(10,921)	(16,421)	(27,342)
Other income (expense)	(3,917)	64	(3,853)

Income (loss) before income taxes	(17)	(21,585)	(21,602)
Income tax (benefit)	(8,860)	(6,340)	(15,200)

Net income (loss)	8,843	(15,245)	(6,402)
Preferred stock dividends and accretion	(14,713)	(2,460)	(17,173)

Net loss attributable to common stockholders	$(5,870)	$(17,705)	$(23,575)

Basic and diluted net loss per share:
Basic net loss per share attributable to common stockholders	$(0.67)		$(2.69)
Diluted net loss per share attributable to common stockholders	$(0.67)		$(2.69)

Weighted average shares — basic	8,752		8,752
Weighted average shares — diluted	8,752		8,752

(d) Includes all adjustments to include the results of the acquisitions of MD-X and XactiMed as if both companies were acquired on January 1, 2006. Such adjustments include the effect of financing such acquisitions and the financing of our 2006 and 2007 dividend payments, as though obtained on January 1, 2006. Refer to our registration statement filed on Form S-1 with the Securities and Exchange Commission (SEC) for further description of such adjustments.

CONSOLIDATED FOURTH QUARTER STATEMENTS OF OPERATIONS - UNAUDITED

				Pro Forma Three Months Ended December 31, 2006
In $000s, except per share data (Unaudited)	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
			Pro Forma Adjustments [e]

Revenue:
Administrative fees, net	$23,826	$21,557	$-	$21,557
Other service fees	30,095	15,445	7,926	23,371

Total net revenue	53,921	37,002	7,926	44,928

Operating expenses:
Cost of revenue	10,138	4,558	2,738	7,296
Product development expenses	2,173	1,675	461	2,136
Selling and marketing expenses	9,073	7,481	1,026	8,507
General and administrative expenses	20,415	12,769	3,233	16,002
Depreciation	1,845	1,336	56	1,392
Amortization of intangibles	4,845	2,969	1,423	4,392
Impairment of property and equipment, intangibles and in process research and development	9	-	-	-
			-
Total operating expenses	48,498	30,788	8,937	39,725

Operating income	5,423	6,214	(1,011)	5,203
Other income (expense):
Interest expense	(6,240)	(3,558)	(4,105)	(7,663)
Other income (expense)	1,014	(1,131)	16	(1,115)

Income (loss) before income taxes	197	1,525	(5,100)	(3,575)
Income tax (benefit)	323	(420)	(1,585)	(2,005)

Net income	(126)	1,945	(3,515)	(1,570)
Preferred stock dividends and accretion	(3,649)	(3,615)	(615)	(4,230)

Net loss attributable to common stockholders	$(3,775)	$(1,670)	$(4,130)	$(5,800)

Basic and diluted loss per share:
Basic net loss attributable to common stockholders	$(0.20)	$(0.16)		$(0.57)

Diluted net loss attributable to common stockholders	$(0.20)	$(0.16)		$(0.57)

Weighted average shares — basic	18,761	10,160		10,160
Weighted average shares — diluted	18,761	10,160		10,160

Pro Forma earnings (loss) per share - basic (unaudited) [f]	$(0.00)
Pro Forma earnings (loss) per share - diluted (unaudited) [f]	$(0.00)
Pro Forma weighted average shares - basic (unaudited) [f]	32,501
Pro Forma weighted average shares - diluted (unaudited) [f]	32,501

(e) Includes all adjustments to include the results of the acquisitions of MD-X and XactiMed as if both companies were acquired on January 1, 2006. Such adjustments include the effect of financing certain acquisitions and the financing of our 2006 and 2007 dividend payments, as though obtained on January 1, 2006. Refer to our registration statement filed on Form S-1 with the Securities and Exchange Commission (SEC) for further description of such adjustments.

(f) Our participating preferred stock converted to common stock on December 18, 2007 as the result of our initial public offering. With this conversion, we are no longer obligated to pay the associated accrued preferred dividends, and all rights to accrued and unpaid preferred dividends were terminated by the former preferred stock shareholders. Since the preferred stock has converted to common and the associated preferred dividends are no longer being accrued, we have presented basic and diluted EPS both inclusive and exclusive of these dividends. We believe the additional disclosure of EPS exclusive of the dividends provides more meaningful insight into our earnings per share related to the continuing operations of the Company.

CONDENSED SEGMENT REPORTING

In $000s	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)
ACTUAL

Net revenue
Revenue Cycle Management	$26,118	$13,316	$80,512	$48,834
Spend Management	27,803	23,686	108,006	97,401

Total net revenue	$53,921	$37,002	$188,518	$146,235

Adjusted EBITDA (a non-GAAP measure) [g]
Revenue Cycle Management	$6,574	$4,549	$22,711	$14,942
Spend Management	13,138	11,701	50,632	46,727
Corporate	(3,966)	(3,352)	(12,772)	(10,916)

Total Adjusted EBITDA	$15,746	$12,898	$60,571	$50,753

PRO FORMA (Unaudited)

Net revenue
Revenue Cycle Management	$26,118	$21,243	$101,541	$80,542
Spend Management	27,803	23,685	108,006	97,401

Total net revenue	$53,921	$44,928	$209,547	$177,943

Adjusted EBITDA (a non-GAAP measure) [h]
Revenue Cycle Management	$6,574	$6,272	$28,291	$20,351
Spend Management	13,138	11,701	50,632	46,727
Corporate	(3,966)	(3,352)	(12,772)	(10,916)

Total Adjusted EBITDA	$15,746	$14,621	$66,151	$56,162

(g) Adjusted EBITDA is defined by the company as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. Adjusted EBITDA is used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period that provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. The Company believes Adjusted EBITDA assists its board of directors, management and investors in comparing its operating performance on a consistent basis because it removes the impact of the Company's capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of MedAssets' management team (taxes), as well as other non-cash (impairment of intangibles, purchase accounting adjustments, share-based compensation expense and imputed rental income) and non-recurring (litigation expenses and failed acquisition charges) items, from the Company's operations. See our accompanying reconciliations from consolidated Adjusted EBITDA to consolidated Net Income, our closest comparable GAAP-based metric. Such reconciliations are consistent with that of our segment reporting disclosures to our consolidated financial statements included in our 2007 Form 10-K.

(h) Pro forma Adjusted EBITDA is Adjusted EBITDA after giving effect to the acquisitions of MD-X and XactiMed, and certain financings secured in October 2006 and July 2007 as if these events had been completed on January 1st of each respective year. See our accompanying reconciliations from consolidated Pro Forma Adjusted EBITDA to consolidated Pro Forma Net Income.

RECONCILIATION OF NET INCOME TO
CONSOLIDATED ADJUSTED EBITDA (A NON-GAAP MEASURE)

In $000s	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
ACTUAL	(Unaudited)

Net Income (Loss)	$(126)	$1,945	$6,296	$8,843

Depreciation	1,845	1,336	7,115	4,822
Amortization of intangibles	4,845	2,969	15,778	11,738
Amortization of intangibles (included in cost of revenue)	378	235	1,145	745
Interest Expense, net	5,717	2,795	18,213	9,545
Income tax (benefit)	323	(420)	4,516	(8,860)

EBITDA	$12,982	$8,860	$53,063	$26,833

Impairment of intangibles	9	-	1,204	4,522
Share-based compensation	2,720	1,771	5,611	3,257
Debt issuance cost extinguishment	-	2,158	-	2,158
Rental income from capitalized building lease	(109)	(109)	(438)	(438)
Litigation fees	-	(421)	-	8,629
Avega & Xactimed purchase accounting adjustments	144	639	1,131	4,906
Failed acquisition charges	-	-	-	886

Adjusted EBITDA [i]	$15,746	$12,898	$60,571	$50,753

PRO FORMA (Unaudited)

Net Income (Loss)	$(126)	$(1,570)	$3,566	$(6,402)

Depreciation	1,845	1,392	7,397	5,047
Amortization of intangibles	4,845	4,392	18,259	17,428
Amortization of intangibles (included in cost of revenue)	378	540	1,848	2,150
Interest Expense, net	5,717	7,320	24,161	25,966
Income tax (benefit)	323	(2,005)	2,558	(15,200)

EBITDA	$12,982	$10,069	$57,789	$28,989

Impairment of intangibles	9	-	1,204	5,717
Share-based compensation	2,720	2,122	6,226	4,664
Debt issuance cost extinguishment	-	2,158	-	2,158
Rental income from capitalized building lease	(109)	(109)	(438)	(438)
Litigation fees	-	(421)	-	8,629
Avega & Xactimed purchase accounting adjustments	144	802	1,370	5,557
Failed acquisition charges	-	-	-	886

Pro Forma Adjusted EBITDA [j]	$15,746	$14,621	$66,151	$56,162

(i) Adjusted EBITDA is defined by the company as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. Adjusted EBITDA is used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period that provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. The Company believes Adjusted EBITDA assists its board of directors, management and investors in comparing its operating performance on a consistent basis because it removes the impact of the Company's capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of MedAssets' management team (taxes), as well as other non-cash (impairment of intangibles, purchase accounting adjustments, share-based compensation expense and imputed rental income) and non-recurring (litigation expenses and failed acquisition charges) items, from the Company's operations.

(j) Pro forma Adjusted EBITDA is Adjusted EBITDA after giving effect to the acquisitions of MD-X and XactiMed, and certain financings secured in October 2006 and July 2007 as if these events had been completed on January 1st of each respective year.

RECONCILIATION OF GROSS FEES TO NET REVENUE

In $000s
	Pro Forma		Actual Results
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Gross administrative fees	$36,440	$32,048	$36,440	$32,048
Other service fees	30,095	23,371	30,095	15,445
Gross fees	66,535	55,419	66,535	47,493
Revenue share obligation	(12,614)	(10,491)	(12,614)	(10,491)
Net revenue	$53,921	$44,928	$53,921	$37,002

	Pro Forma		Actual Results
	Year Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)
Gross administrative fees	$142,320	$125,202	$142,320	$125,202
Other service fees	114,755	92,165	93,726	60,457
Gross fees	257,075	217,367	236,046	185,659
Revenue share obligation	(47,528)	(39,424)	(47,528)	(39,424)
Net revenue	$209,547	$177,943	$188,518	$146,235

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
In $000s	2007	2006

ASSETS
Current
Cash and cash equivalents	$136,952	$23,459
Restricted cash	20	-
Accounts receivable, net of allowances of $3,506 and $964 as of December 31, 2007 and 2006, respectively	33,679	21,329
Deferred tax asset, current	15,049	9,154
Prepaid expenses and other current assets	4,508	3,438

Total current assets	190,208	57,380

Property and equipment	32,490	23,494
Other long term assets
Goodwill	232,822	133,884
Intangible assets, net	62,491	42,144
Deferred tax asset	-	14,456
Other	8,368	5,846

Other long term assets	303,681	196,330

Total assets	$526,379	$277,204

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,562	$5,096
Accrued revenue share obligation and rebates	29,998	22,588
Accrued payroll and benefits	13,402	11,567
Other accrued expenses	5,612	5,389
Deferred revenue, current portion	19,791	20,605
Current portion of notes payable	2,020	1,916
Current portion of finance obligation	128	226

Total current liabilities	75,513	67,387

Notes payable, less current portion	196,264	168,848
Finance obligation, less current portion	10,009	8,965
Deferred revenue, less current portion	3,229	3,218
Deferred Tax liability	5,868	-
Other long term liabilities	5,981	128

Total liabilities	296,864	248,546

Redeemable convertible preferred stock	-	196,030

Stockholders’ equity (deficit)
Common stock, $0.01 par value, 150,000,000 shares authorized; 44,429,000 and 10,737,000 shares issued and outstanding as of December 31, 2007 and 2006, respectively	444	107
Additional paid in capital	442,417	-
Notes receivable from stockholders	(614)	(862)
Other comprehensive income	(2,935)	56
Accumulated deficit	(209,797)	(166,673)

Total stockholders’ equity (deficit)	229,515	(167,372)

Total liabilities and stockholders’ equity	$526,379	$277,204

CONDENSED STATEMENTS OF CASH FLOWS

In $000s	Year Ended
	December 31,

	2007	2006
Operating activities:
Net income	$6,296	$8,843

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Bad debt expense	1,076	755
Impairment of property and equipment	9	248
Depreciation	7,469	4,907
Amortization of intangibles	16,571	12,398
(Gain) loss on sale of assets	56	41
Noncash stock compensation expense	5,611	4,573
Excess tax benefit from exercise of stock options	(2,894)	(3,532)
Amortization of debt issuance costs	452	520
Noncash interest expense, net	520	487
Impairment of debt issuance costs	-	2,158
Impairment of intangibles	1,195	4,274
Deferred income tax expense (benefit)	367	(13,375)
Changes in assets and liabilities, net of acquisitions:	4,896	3,829

Net cash provided by operating activities	41,624	26,126

Investing activities:
Purchases of property and equipment	(8,857)	(4,050)
Capitalized software costs	(7,834)	(6,698)
Acquisitions, net of cash acquired	(90,963)	(78,552)

Cash used in investing activities	(107,654)	(89,300)

Financing activities:
(Increase) decrease in restricted cash	-	3,561
Proceeds from notes payable	160,188	195,271
Repayment of notes payable and capital lease obligations	(132,668)	(115,491)
Repayment of finance obligation	(647)	(641)
Debt issuance costs	(1,590)	(2,135)
Excess tax benefit from exercise of stock options	2,894	3,532
Payment of dividend	(70,000)	(70,000)
Issuance (payment) of note receivable to stockholders	248	(25)
Issuance of series F preferred stock	-	12
Issuance of series J preferred stock	1,000	-
Issuance of common stock	220,098	4,218

Cash (used) in provided by financing activities	179,523	18,302

Net increase (decrease) in cash and cash equivalents	113,493	(44,872)
Cash and cash equivalents, beginning of period	23,459	68,331

Cash and cash equivalents, end of period	$136,952	$23,459
RECONCILIATION OF 2007 PRO FORMA ADJUSTED DILUTED EARNINGS PER SHARE
(A NON-GAAP MEASURE) TO GAAP EARNINGS PER SHARE

	Three Months Ended	Year Ended
	December 31,	December 31,
Per share data [k]	2007	2007

Net loss per diluted share	$(0.20)	$(0.75)
Preferred stock dividends and accretion	0.19	0.96
Earnings (loss) per diluted share, excluding dividends	(0.01)	0.21

Pro forma adjustments	0.05	(0.09)
Pro forma earnings (loss) per diluted share	0.04	0.12

Non-cash, tax-adjusted acquisition-related intangible amortization	0.09	0.38

Pro forma adjusted diluted earnings per share	$0.13	$0.49

Weighted average shares - diluted	18,761	12,984
Pro forma fully diluted weighted average shares outstanding	32,501	30,581

RECONCILIATION OF 2008 ADJUSTED EBITDA GUIDANCE
(A NON-GAAP MEASURE) TO GAAP NET INCOME GUIDANCE

	Year Ending
In $000s	December 31,
	2008
	Guidance Range

Net Income	$13,400	$17,000

Depreciation	9,600	9,400
Amortization of intangibles	15,100	15,100
Amortization of intangibles (included in cost of revenue)	1,500	1,500
Interest Expense, net	11,800	11,200
Income tax (benefit)	10,200	11,900

EBITDA	61,600	66,100

Share-based compensation	9,000	8,500
Rental income from capitalized building lease	(400)	(400)
Avega & Xactimed purchase accounting adjustments	800	800

Adjusted EBITDA	$71,000	$75,000

RECONCILIATION OF 2008 ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(A NON-GAAP MEASURE) TO GAAP EARNINGS PER SHARE

	Year Ending
	December 31,
In 000s, except per share data [k]	2008
	Guidance Range

Net Income	$13,400	$17,000

Earnings per share (EPS)	0.28	0.36
Non-cash, tax-adjusted acquisition-related intangible amortization	0.20	0.20

Adjusted EPS	0.48	0.56
Non-cash, tax-adjusted share-based compensation	0.10	0.11

Cash EPS	$0.59	$0.67

Fully diluted weighted average shares outstanding	47,200	47,200

(k) Columns may not add due to rounding.

CONTACT:
MedAssets, Inc.
Robert P. Borchert
VP, Investor Relations
678-248-8194
rborchert@medassets.com